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                                                                     EXHIBIT 5.1

June 20, 2000

Redback Networks Inc.
1195 Borregas Avenue
Sunnyvale, CA  94089

Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed on June 20, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as such registration statement may be amended, related to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by Redback Networks Inc., a Delaware corporation (the "Company"), of $500,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due April 1, 2007 (the "Notes") and such indeterminate number of shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), issuable upon conversion thereof. The Notes have been issued under an Indenture dated as of March 29, 2000 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as trustee.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the issuance of the Notes and proposed to be taken by the Company in connection with the Registration Statement, and for purposes of this opinion, have assumed such proceedings will be timely completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     As to facts material to the opinion, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Company and others. In addition, we have obtained and relied upon certificates and assurances from public officials as we have deemed necessary.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Based upon and subject to the foregoing and the other qualifications set forth herein, we are of the opinion that:

     1. The Notes have been duly authorized by all necessary corporate action on the part of the Company and are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

     2. The Common Stock issuable upon conversion of the Notes has been duly and validly reserved for issuance and, when and if issued upon such conversion in the manner described in the Registration


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          Statement and Prospectus and in accordance with the terms of the Notes and the Indenture, will be legally and validly issued, fully paid and nonassessable.

     The opinion rendered in paragraph (1) above relating to the enforceability of the Notes is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.15 of the Indenture.

     We assume for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, and has the corporate power and authority to issue and sell the Notes; (ii) the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture; (iii) the Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iv) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

     We consent to the use of this opinion as an exhibit to the said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                   Very truly yours,


                                   /S/ GUNDERSON DETTMER STOUGH
                                   -------------------------------------
                                   Villeneuve Franklin & Hachigian, LLP

                                   GUNDERSON DETTMER STOUGH
                                   VILLENEUVE FRANKLIN & HACHIGIAN, LLP